                                                                    EXHIBIT N.16

       MARKET SHARES FOR COMBINED GAS AND ELECTRIC COMPANIES IN ILLINOIS
                (COMPANIES LISTED IN ORDER OF CUSTOMERS SERVED)


                             [GRAPH APPEARS HERE]

                                 EXHIBIT N-16

       MARKET SHARE FOR COMBINED GAS AND ELECTRIC COMPANIES IN ILLINOIS
                          COMPANIES SORTED BY REVENUE

                                                                         Revenue                 Share of   Cumulative
Holding Company                                                      (millions of $)    Rank       Total       Share
-----------------------------------------------------------------------------------------------------------------------
Ameren Corp.                                                                3,436          1       55.8%       55.8%
ILLINOVA CORP.                                                              2,135          2       34.6%       90.4%
Cilcorp, Inc.                                                                 579          3        9.4%       99.8%
Mount Carmel Public Utility Co.                                                13          4        0.2%      100.0%

Total                                                                       6,163

                                 EXHIBIT N-16


       MARKET SHARE FOR COMBINED GAS AND  ELECTRIC COMPANIES IN ILLINOIS
                          COMPANIES SORTED BY ASSETS

                                                                          Assets                 Share of   Cumulative
Holding Company                                                      (millions of $)    Rank       Total       Share
-----------------------------------------------------------------------------------------------------------------------
Ameren Corp.                                                                9,203          1       49.9%        49.9%
ILLINOVA CORP.                                                              7,784          2       42.2%        92.1%
Cilcorp, Inc.                                                               1,440          3        7.8%        99.9%
Mount Carmel Public Utility Co.                                                17          4        0.1%       100.0%

Total                                                                      18,444

                                 EXHIBIT N-16

       MARKET SHARE FOR COMBINED GAS AND ELECTRIC COMPANIES IN ILLINOIS
                    COMPANIES SORTED BY NUMBER OF CUSTOMERS


                                                                       Customers                 Share of   Cumulative
Holding Company                                                       (thousands)       Rank       Total       Share
-----------------------------------------------------------------------------------------------------------------------
Ameren Corp.                                                              1,801           1        56.9%         56.9%
ILLINOVA CORP.                                                              962           2        30.4%         87.2%
Cilcorp, Inc.                                                               395           3        12.5%         99.7%
Mount Carmel Public Utility Co.                                               9           4         0.3%        100.0%

Total                                                                     3,167